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                                                                                             EXHIBIT 11
                                                    TENET HEALTHCARE CORPORATION

                                          STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS *
                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                        Three Months Ended             Six Months Ended
                                                           November 30,                  November 30,
                                                   --------------------------      ------------------------

                                                       1994          1995             1994          1995
                                                   -----------    ----------       ----------    ----------
FOR PRIMARY EARNINGS PER SHARE
Shares outstanding at beginning of period . . . .    166,276       200,053         166,081        199,938
Shares issued upon exercise of stock options  . .         55           251             171            209
Dilutive effect of outstanding stock options  . .      1,988         2,823           2,138          2,361
Shares issued upon exercises of performance
     investment options . . . . . . . . . . . . .        --            718             --             357
                                                   ---------     ---------       ---------      ---------
Weighted average number of shares and share
     equivalents outstanding  . . . . . . . . . .    168,319       203,845         168,390        202,865
                                                   ---------     ---------       ---------      ---------
                                                   ---------     ---------       ---------      ---------

Net income  . . . . . . . . . . . . . . . . . . .  $  46,218     $ 182,863       $ 110,246      $ 301,116
                                                   ---------     ---------       ---------      ---------
                                                   ---------     ---------       ---------      ---------

Earnings per share  . . . . . . . . . . . . . . .  $    0.27     $    0.90       $    0.65      $    1.48
                                                   ---------     ---------       ---------      ---------
                                                   ---------     ---------       ---------      ---------

FOR FULLY DILUTED EARNINGS PER SHARE
Weighted average number of shares used in
     primary calculation  . . . . . . . . . . . .    168,319       203,845         168,390        202,865

Additional dilutive effect of stock options . . .        --            197             168            307
Assumed conversion of dilutive convertible
     debentures . . . . . . . . . . . . . . . . .     13,850        12,141          12,909         13,003
                                                   ---------     ---------       ---------      ---------


Fully diluted weighted average number of shares .    182,169       216,183         181,467        216,175
                                                   ---------     ---------       ---------      ---------
                                                   ---------     ---------       ---------      ---------


Income used in primary calculation  . . . . . . .  $  46,218    $  182,863       $ 110,246      $ 301,116

Adjustments:
  Interest expense on convertible debentures  . .       3,867        3,716           6,412          7,652

  Reduced reimbursement of above interest expense
     by Medicare  . . . . . . . . . . . . . . . .       (142)        (922)           (230)        (1,958)
  Income taxes on interest less Medicare
     reimbursement  . . . . . . . . . . . . . . .     (1,467)      (1,102)         (2,454)        (2,215)
                                                    ---------    ---------       ---------      ---------
Adjusted income used in fully diluted calculation   $  48,476    $ 184,555       $ 113,974      $ 304,595
                                                    ---------    ---------       ---------      ---------
                                                    ---------    ---------       ---------      ---------

Earnings per share  . . . . . . . . . . . . . . . . $    0.27     $   0.85        $    0.63     $    1.41
                                                    ---------     ---------       ---------     ---------
                                                    ---------     ---------       ---------     ---------

---------------------
*    All shares in these tables are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.





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